Exhibit 99.1

GEN Restaurant Group, Inc. Announces Fourth Quarter and Full Year 2024 Financial Results

2024 Total Revenue of $208.4 Million Exceeds Company’s Full Year Outlook

Strong Start to 2025 with Comparable Restaurant Sales for Q1 Quarter-to-Date Increasing 1% Through the End of February, a 6% Improvement Compared to Q4 2024

Company Remains on Track with New Unit Openings for 2025

CERRITOS, CA, March 6, 2025 - GEN Restaurant Group, Inc. (“GEN” or the “Company”) (Nasdaq: GENK), owner of GEN Korean BBQ, a fast-growing casual dining concept with an extensive menu and signature “grill at your table” experience, is announcing financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter and Full Year 2024 Financial and Recent Operational Highlights

•
Total revenue grew 21.2% year-over-year to $54.7 million for the fourth quarter and increased 15.1% to $208.4 million for 2024.
•
Achieved restaurant-level adjusted EBITDA(1) margins approaching 18% of total revenue for 2024.
•
Adjusted EBITDA(1)increased 25.0% to $2.1 million and 3.8% of revenue inclusive of pre-opening expense of $1.6 million for the fourth quarter and was $16.7 million and 8.0% of revenue inclusive of pre-opening expense of approximately $5.3 million for the full year.
•
GEN opened nine new locations since March 2024, including six locations in 2024 and three locations in early 2025 that were originally planned for 2024. The Company expects to open 10-13 new units in 2025, excluding the three delayed locations from 2024.
•
Introduces international expansion into South Korea with at least two Company-owned locations slated to open in 2025.
•
Net income before income taxes for the full year was $4.9 million, which equated to $0.13 per diluted share of Class A common stock.
•
Adjusted net income(1)for the full year of 2024 was $7.4 million, which equated to $0.21 per diluted share of Class A common stock.
•
Initiated a successful gift card program with Costco in 2024.
•
Cash and cash equivalents at December 31, 2024 was $23.7 million.
•
As a sign of confidence in the Company’s future, the Board of Directors have approved a stock buyback program for up to $5 million.

(1) Adjusted EBITDA, restaurant-level adjusted EBITDA, and adjusted net income are non-GAAP measures. For reconciliations of adjusted EBITDA, restaurant-level adjusted EBITDA, and adjusted net income to the most directly comparable GAAP measure see the accompanying financial tables. For definitions and a discussion of why we consider them useful, see “Non-GAAP Measures” below.

Management Commentary

“Closing out 2024, we achieved our highest total annual revenue figure as a public company while maintaining healthy unit level economics as demonstrated by our results,” said David Kim, Chairman and Chief Executive Officer of GEN. “Driven by the success of new restaurants, for the year we delivered an impressive 15% increase in total revenue to $208.4 million, exceeding both our 2024 guidance and analysts’ expectations. We also achieved a restaurant-level adjusted EBITDA margin approaching 18%, which was in line with our 2024 outlook.

“Moving into 2025, our priority remains on executing our growth initiatives and capitalizing on the growing demand for Korean BBQ. We’re very pleased to report that our first quarter comparable restaurant sales through the end of February returned to positive growth of 1% as a result of continued success with our premium menu and modest pricing adjustments. We’ve opened three new restaurants in early 2025, with an additional 10-13 new units slated to open throughout the year. We’re also excited to bring GEN to the global stage as we plan to open at least two new restaurants in South Korea. Supported by over $23 million in cash and cash equivalents, strong cash flow from operations and no material long-term debt, we believe we’re well positioned to drive sustainable growth and profitability through execution of our strategic expansion strategy.”

Fourth Quarter 2024 Financial Results

Total revenue increased 21.2% to $54.7 million in the fourth quarter of 2024 compared to $45.1 million in the fourth quarter of 2023. Comparable restaurant sales decreased 4.8% in the fourth quarter of 2024 compared to the same period last year.

Total restaurant operating expenses (excluding pre-opening expenses) as a percentage of revenue decreased 58 basis points to 86.6% in the fourth quarter of 2024 from 87.2% in the fourth quarter of 2023. The year-over-year and quarter-over-quarter changes as a percentage of revenue are primarily driven by the following:

•
Cost of goods sold increased by 146 basis points compared to the fourth quarter of 2023, largely due to a higher restaurant count and the premium menu.
•
Payroll and benefits decreased 128 basis points compared to the fourth quarter of 2023.
•
Occupancy costs increased 27 basis points compared to the fourth quarter of 2023, largely due to the six new restaurant openings over the last twelve months.
•
Other operating costs decreased by 137 basis points compared to the fourth quarter of 2023.
•
Depreciation and amortization increased 34 basis points compared to the fourth quarter of 2023.
•
Restaurant pre-opening expenses increased to $2.3 million for the fourth quarter of 2024 from $1.6 million in the fourth quarter of 2023 due to additional new restaurant openings compared to the year ago period.

General and administrative expenses increased to $5.6 million, or 10.3% as a percentage of total revenue, excluding non-cash stock compensation expense, for the fourth quarter of 2024, primarily due to additional personnel required for new restaurant development.

Net loss before income taxes was $1.2 million, which equated to $(0.04) per diluted share of Class A common stock for the fourth quarter of 2024, compared to $(0.3) million, which equated to $(0.01) per diluted share of Class A common stock in the fourth quarter of 2023. The decrease was largely due to higher expenses related to new restaurant development, including pre-opening costs. Adjusted net loss was $0.7 million, which equated to $(0.02) per diluted share of Class A common stock for the fourth quarter of 2024.

Adjusted EBITDA increased 25.0% to $2.1 million or 3.8% of revenue inclusive of pre-opening expense of approximately $1.6 million for the fourth quarter of 2024, compared to $1.6 million or 3.6% of revenue inclusive of pre-opening expenses of $1.2 million in the prior year period.

2024 Financial Results

Revenue increased 15.1% to $208.4 million in 2024 compared to $181.0 million in 2023. Comparable restaurant sales decreased 5.6% in 2024 compared to 2023.

Total restaurant operating expenses before pre-opening expenses as a percentage of revenue increased 146 basis points to 85.8% in 2024 from 84.4% in 2023 primarily driven by the following:

•
Cost of goods sold increased 76 basis points primarily due to higher costs associated with the launch of the premium menu and increased restaurant count.
•
Payroll and benefits decreased 56 basis points.
•
Occupancy costs increased 31 basis points primarily due to the six new restaurants opened in the past twelve months.
•
Other operating costs increased 37 basis points.
•
Depreciation and amortization increased 58 basis points.
•
Restaurant pre-opening expenses increased to $7.6 million for 2024 from $3.7 million in 2023 due to a higher volume of new store openings.

General and administrative expenses excluding non-cash stock compensation expense increased year-over-year to $18.3 million in 2024 compared to $12.6 million in 2023, which included management fees. As a percentage of revenues, general and administrative expenses excluding non-cash stock compensation expense were approximately 8.8% in 2024. The increase is primarily attributable to additional fees for consulting and management following the Company’s IPO in 2023 as well as additional personnel required for new restaurant development.

Net income before income taxes was $4.9 million, which equated to $0.13 per diluted share of Class A common stock, compared to $11.5 million, which equated to $0.08 per diluted share of Class A common stock in 2023. The decrease is largely due to increased expenses from restaurant development. Adjusted net income, which represents net income plus non-cash stock-based compensation, was $7.4 million, which equated to $0.21 per diluted share of Class A common stock for 2024.

Adjusted EBITDA was $16.7 million and 8.0% of revenue inclusive of pre-opening expense of approximately $5.3 million, compared to $18.8 million and 10.4% of revenue inclusive of pre-opening expense of approximately $2.6 million in 2023. Without pre-opening expense, adjusted EBITDA was $22.0 million for 2024.

As of December 31, 2024, the Company had $23.7 million in cash and cash equivalents. The Company continues to operate with no long-term debt, aside from approximately $4.3 million in government-funded EIDL loans, and has access to $40.7 million in total available liquidity, plus annual cash flow from operations of approximately $20 million.

Non-GAAP Measures

Restaurant-level adjusted EBITDA represents income (loss) from operations plus adjustments to add-back the following expenses: depreciation and amortization, pre-opening costs, general and administrative expenses, related party consulting fees, management fees and non-cash lease expense. Management believes that restaurant-level adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted EBITDA represents net income (loss) before net interest expense, income taxes, depreciation and amortization, and consulting fees paid to a related party and we also exclude non-recurring items, such as stock-based compensation expense, gain on extinguishment of debt, and Restaurant Revitalization Fund, or RRF, grants, employee retention credits, litigation accruals, aborted deferred IPO costs written off, non-cash lease expenses and non-cash lease expense related to pre-opening costs. Management believes that restaurant-level adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted Net Income represents net income plus non-cash stock-based compensation net of the tax impact. Management believes that adjusted net income is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

GEN will conduct a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the fourth quarter and full year 2024 ended December 31, 2024.

Chairman and Chief Executive Officer David Kim and Chief Financial Officer Tom Croal will host the conference call, followed by a question-and-answer session.

Date: Thursday, March 6, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-844-825-9789

International dial-in number: 1-412-317-5180

Conference ID: 10196747

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live via webcast here and available for replay via the investor relations section of the Company’s website at www.genkoreanbbq.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern Time on the same day through March 13, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10196747

About GEN Restaurant Group, Inc.

GEN Korean BBQ is one of the largest Asian casual dining restaurant concepts in the United States. Founded in 2011 by two Korean immigrants in Los Angeles, the brand has now grown to more than 40 company-owned locations where guests serve as their own chefs, preparing meals on embedded grills in the center of each table. The extensive menu consists of traditional Korean and Korean-American food, including high-quality meats, poultry, seafood and mixed vegetables. With its unique culinary experience alongside its modern décor and lively atmosphere, GEN Korean BBQ delivers an engaging and interactive dining experience that appeals to a vast segment of the population. For more information, GenKoreanBBQ.com and follow the brand on Facebook and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect”, “will,” “may”, and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including any statements regarding our strategy, future operations, and growth prospects, any statements regarding future economic conditions or performance, any statements of belief or expectation, and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Relations Contact:

Cody Slach and Cody Cree

Gateway Group, Inc.

1-949-574-3860

GENK@gateway-grp.com

Media Relations Contact:

Zach Kadletz and Jade Bolton

Gateway Group, Inc.

1-949-574-3860

GENK@gateway-grp.com

GEN RESTAURANT GROUP

Condensed Consolidated Income Statements

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(unaudited)
Revenue	$54,654	$45,108	$208,380	$181,007
Restaurant operating expenses:
Food cost	18,620	14,707	68,730	58,322
Payroll and benefits	16,831	14,470	64,322	56,889
Occupancy expenses	4,726	3,777	17,524	14,653
Operating expenses	5,354	5,035	21,538	18,043
Depreciation and amortization	1,797	1,332	6,735	4,808
Pre-opening costs	2,253	1,557	7,607	3,680
Total restaurant operating expenses	49,581	40,878	186,456	156,395
General and administrative	6,373	5,115	21,326	12,937
Consulting fees - related party	—	—	—	2,325
Management fees	—	—	—	1,176
Depreciation and amortization - corporate	33	26	122	84
Total costs and expenses	55,987	46,019	207,904	172,917
Income from operations	(1,333)	(911)	476	8,090
Employee retention credits	—	—	199	2,483
Gain on remeasurement of previously held interest	—	—	3,402	—
Interest income (expense), net	95	553	829	347
Equity in income (loss) of equity method investee	—	16	(17)	535
Net (loss) income before income taxes	(1,238)	(342)	4,889	11,455
Provision for income taxes	159	(149)	357	21
Net income	(1,397)	(193)	4,532	11,434
Less: Net income attributable to noncontrolling interest	(1,193)	(169)	3,940	3,028
Net income attributable to GEN Restaurant Group, Inc.	(204)	(24)	592	8,406

Net income attributable to Class A common stock per share - basic and diluted (1)	$(204)	(24)	$592	324

Weighted-average shares of Class A common stock outstanding - basic (1)	4,913	4,140	4,668	4,140
Weighted-average shares of Class A common stock outstanding - diluted (2)	4,913	4,140	4,668	4,140

Net income before taxes per share	$(0.04)	$(0.01)	$0.13	$0.08
Net income per share of Class A common stock - diluted	$(0.04)	$(0.01)	$0.13	$0.08

(1) (2) Basic and diluted net income per share of Class A common stock is presented only for the period after the Company’s organization transactions.

GEN RESTAURANT GROUP

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages)

	Twelve months ended December 31,
	2024	2023
(amounts in thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$23,675	$32,631
Total assets	$240,415	$183,870
Total liabilities	$194,798	$146,352
Total Stockholders' equity	$44,117	$36,018

	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Selected Operating Data
Restaurants at end of period	43	37	43	37
Comparable restaurant sales performance	(4.8)%	(0.2)%	(5.6)%	0.5%
Net income	$(1,397)	$(193)	$4,532	$11,434
Net income margin	(2.6)%	(0.4)%	2.2%	6.3%

Adjusted EBITDA	$2,056	$1,645	$16,735	$18,848
Adjusted EBITDA margin	3.8%	3.6%	8.0%	10.4%

Income from operations	$(1,333)	$(911)	$476	$8,090
Income from operations margin	(2.4)%	(2.0)%	0.2%	4.5%

Restaurant level Adjusted EBITDA	9,305	7,196	36,943	33,479
Restaurant level Adjusted EBITDA margin	17.0%	16.0%	17.7%	18.5%

GEN RESTAURANT GROUP

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except percentages)

(amounts in thousands)	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(unaudited)
EBITDA:
Net income	$(1,397)	$(193)	$4,532	$11,434
Net Income Margin	(2.6)%	(0.4)%	2.2%	6.3%
Interest income (expense), net	(95)	(553)	(829)	(347)
Provision for income taxes	159	(149)	357	21
Depreciation and amortization	1,830	1,358	6,857	4,892
EBITDA	$497	$463	$10,917	$16,000
EBITDA Margin	0.9%	1.0%	5.2%	8.8%

Adjustments to EBITDA:
EBITDA	$497	$463	$10,917	$16,000
Stock-based compensation expense (1)	734	759	2,986	1,517
Consulting fees - related party (2)	—	—	—	2,325
Employee retention credits (3)	—	—	(199)	(2,483)
Non-cash lease expense (4)	182	77	677	379
Non-cash lease expense related to pre-opening costs (5)	643	346	2,354	1,110
Adjusted EBITDA	$2,056	$1,645	$16,735	$18,848
Adjusted EBITDA Margin	3.8%	3.6%	8.0%	10.4%

Reconciliation of Income from Operations to Restaurant-level Adjusted EBITDA

(in thousands, except percentages; unaudited)

	Three months ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)
Income from Operations	$(1,333)	$(911)	$476	$8,090
Income Margin from Operations	(2.4)%	(2.0)%	0.2%	4.5%
Depreciation and amortization	1,830	1,358	6,857	4,892
Pre-opening costs	2,253	1,557	7,607	3,680
General and administrative	6,373	5,115	21,326	12,937
Consulting fees - related party	—	—	—	2,325
Management Fees	—	—	—	1,176
Non-cash lease expense	182	77	677	379
Restaurant-Level Adjusted EBITDA	$9,305	$7,196	$36,943	$33,479
Restaurant-Level Adjusted EBITDA Margin	17.0%	16.0%	17.7%	18.5%

(1) Stock-based compensation expense: During the three and twelve months ended December 31, 2024 and 2023 , we incurred expenses related to the granting of Restricted Stock Units (“RSUs”) to employees.

(2) Consulting fees—related party: These costs ended following the completion of the IPO.

(3) Employee retention credits: These are refundable credits recognized under the provisions of the CARES Act.

(4) Non-cash lease expense: This reflects the extent to which lease expense is greater than or less than contractual rent.

(5) Non-cash lease expense related to pre-opening costs: This reflects cost for stores in development in which the lease expense is greater than the contractual rent.

Reconciliation of Net Income before income taxes to Adjusted Net Income and Adjusted Net Income EPS

(in thousands, except percentages; unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share amounts)	2024	2023	2024	2023
	(unaudited)
Net income before income taxes	$(1,238)	$(342)	$4,889	$11,455
Stock based compensation	734	759	2,986	1,517
Tax impact of adjustment	(31)	(30)	(125)	(59)
Provision for income taxes	159	(149)	357	21
Adjusted Net income	(694)	536	7,393	12,892
Less: Net income attributable to noncontrolling interest	(603)	467	6,427	3,028
Net income attributable to GEN Restaurant Group, Inc.	(91)	70	966	9,864

Adjusted Net income attributable to Class A common stock per share - basic and diluted (1)	$(91)	$70	$966	$510

Weighted-average shares of Class A common stock outstanding - basic (1)	4,913	4,140	4,668	4,140
Weighted-average shares of Class A common stock outstanding - diluted (2)	4,913	4,140	4,668	4,140

Adjusted Net income per share of Class A common stock - basic (1)	$(0.02)	$0.02	$0.21	$0.12
Adjusted Net income per share of Class A common stock - diluted (2)	$(0.02)	$0.02	$0.21	$0.12

(1) (2) Basic and diluted adjusted net income per share of Class A common stock is presented only for the period after the Company’s organization transactions effective June 30, 2023.